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                                                                    Exhibit 23.1

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 of the Registration Statement (Form S-3 No. 333-114800) and related Prospectus of SpectraSite, Inc. for the registration of 10,362,395 shares of its common stock and to the incorporation by reference therein of our report dated February 18, 2004, with respect to the consolidated financial statements of SpectraSite, Inc. included in its Form 10-K for the year ended December 31, 2003, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP
Raleigh, North Carolina
April 30, 2004